Exhibit 10.1

PROMISSORY NOTE
(Bridge Note)

$450,000	Iselin, NJ
April 18, 2016

FOR VALUE RECEIVED, ECHO THERAPEUTICS INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), with its principal place of business at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, promises to pay to the order of PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P., together with any successors or assigns, the “Lender”) at the office of the Lender, 250 West 55th Street, 14th Floor, New York, New York, the sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS and ZERO cents ($450,000.00), together with interest on the unpaid balance and all other charges, as provided below.  Commencing on the date hereof, interest shall accrue on the unpaid principal balance outstanding from time to time at a rate per annum equal to The Wall Street Journal Prime Rate, compounding monthly.   The Borrower shall pay all outstanding principal and interest on the Maturity Date.  “Maturity Date” is defined as earlier of (i) the consummation of the sale by the Borrower of equity securities in an offering, with gross proceeds to the Borrower (before deduction of underwriter’s commissions, offering expenses and the like) of not less than $3,000,000 and (ii) one hundred twenty (120) days from the date hereof.  To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Lender has accelerated payment of this Note), interest on principal shall be payable on demand at a rate per annum equal to 12% per annum, compounding monthly.  This Note is unsecured and is subordinated and junior, in payment and priority, to the Secured Convertible Notes of the Borrower issued on January 29, 2016.

Default.  If (a) the interest hereon or any commitment or other fee shall not be paid in full punctually when due and payable, and/or (b) the principal hereof shall not be paid in full punctually when due and payable, it shall constitute an Event of Default (“Event of Default”) under this Note.  Upon an Event of Default, or at any time thereafter, at the option of the Lender, all obligations hereunder shall become immediately due and payable without notice or demand and the Lender shall then have in any jurisdiction where enforcement hereof is sought.  All rights and remedies of the Lender are cumulative and are not exclusive of any rights or remedies provided by laws or any other agreement, and may be exercised separately or concurrently.

Waiver; Amendment.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  No waiver of any right contained in, consent to any departure from, or amendment to any provision contained in this Note shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a waiver of any such right on any future occasion.  Without limiting the generality of the foregoing, the acceptance by the Lender of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents to any extensions or postponements of the time of payment or any and all other indulgences under this Note, or to any and all additions or releases of any other parties or persons primarily or secondarily liable under this Note, which from time to time be granted by the Lender in connection herewith regardless of the number or period of any extensions.

Governing Law; Consent to Jurisdiction.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflict of laws provisions that might result in the application of the laws of another state.  The Borrower agrees that any suit for the enforcement of this Note may be brought in the courts of the State of New York or any federal court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the Borrower by mail at the address set forth above.  The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF:  (A) THIS NOTE OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS HEREUNDER; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE BORROWER AND THE LENDER.

Severability; Authorization to Complete; Paragraph Headings.  If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require.  The terms “herein,” “hereof” or “hereunder” or similar terms used in this Note refer to this entire Note and not only to the particular provision in which the term is used.

Exchange Right.  For so long as this Note is outstanding, if the Company enters into any subsequent equity or equity-linked financing on terms more favorable than the terms governing this Note (a “Subsequent Financing”), as determined by the Lender in its sole discretion, then the Lender in its sole discretion may exchange the outstanding principal and interest under this Note for the securities issued or to be issued in the Subsequent Financing.   In no event shall any such exchange be permitted to the extent such exchange results in the Lender beneficially owning (for purposes of Section 13(d) under the Securities Exchange Act of 1934) 9.99% or more of the outstanding Common Stock of the Company.

Assignments.  Neither this Note nor the proceeds hereof shall be assignable by the Borrower without the Lender’s prior written consent, and any attempted assignment without the Lender’s prior written consent shall create a default under this Note.  This Note may be assigned, in whole or in part, by the Lender and its successors or assigns.  The Borrower’s consent shall not be required for any such assignment.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

ECHO THERAPEUTICS INC. By: /s/ Alan W. Schoenbart Name: Alan W. Schoenbart Title: Chief Financial Officer